Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference therein of our audit report dated March 8, 2022 (except as to Note 1(c) which is as of October 19, 2022), included in its Annual Report on Form 20-F for the year ended October 31, 2023, filed with the Securities and Exchange Commission, in Post-Effective Amendment No. 3 to the Registration Statement on Form F-1 and related Prospectus of Clearmind Medicine Inc. dated September 24, 2024.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

September 24, 2024